UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2026

Commission File Number: 001-39896

PLAYTIKA HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	81-3634591
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Playtika Ltd.
HaChoshlim St 8
Herzliya Pituach, Israel, 4672408
972-73-316-3251

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PLTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2026, Craig Abrahams notified Playtika Holding Corp. (the “Company”) of his decision to resign as President and Chief Financial Officer of the Company, effective as of April 1, 2026. Mr. Abrahams’ decision to leave the Company is not related to any financial or accounting issue or any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On March 9, 2026, the board of directors of the Company appointed Tae Lee to serve as the Company’s acting Chief Financial Officer, effective April 1, 2026. Mr. Lee will also serve as the Company’s principal financial officer, effective April 1, 2026.

Mr. Lee, age 41, joined the Company in 2021 as the Company’s Vice President Corporate Finance and has served as the Company’s Senior Vice President Corporate Finance and Investor Relations since 2023. In these roles, Mr. Lee has led the Company’s corporate finance and investor relations functions, including external reporting cadence, strategic finance and financial planning and analysis. Prior to that, he served as Corporate Finance Manager at Meta Platforms, Inc. (f/k/a Facebook, Inc.) from September 2019 to July 2021. Mr. Lee received his Master of Business Administration from Columbia Business School and a Bachelor of Arts in Economics from the University of Chicago.

There are no arrangements or understandings between Mr. Lee and any other persons pursuant to which he was appointed as an officer, and there are no family relationships between him and any director or executive officer of the Company. Mr. Lee has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, including any since the beginning of the Company’s last fiscal year or any currently proposed transaction in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Lee had or will have a direct or indirect material interest.

Mr. Lee’s compensation as acting Chief Financial Officer of the Company has not yet been determined. The Company will file Mr. Lee’s compensation information as an amendment to this Current Report on Form 8-K when such information has been determined.

On March 9, 2026, the board of directors of the Company approved a change in title for Robert Antokol, from Chief Executive Officer and Chairperson of the Board to Chief Executive Officer, President and Chairperson of the Board, effective April 1, 2026.

There were no changes to Mr. Antokol’s compensation arrangements, as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 25, 2025 (the “2025 Proxy Statement”), which is incorporated herein by reference, in connection with this title change. There are no arrangements or understandings between Mr. Antokol and any other person pursuant to which he was selected as President and there are no family relationships between Mr. Antokol and any director or executive officer of the Company. Other than the interests of Mr. Antokol in certain related person transactions disclosed under the heading “Related Party Transactions” in the 2025 Proxy Statement, Mr. Antokol has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, including any since the beginning of the Company’s last fiscal year or any currently proposed transaction in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Antokol had or will have a direct or indirect material interest. A description of Mr. Antokol’s business experience is contained in the 2025 Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PLAYTIKA HOLDING CORP.
Registrant

	By:	/s/ Michael Cohen
Michael Cohen
Chief Legal Officer

Dated as of March 10, 2026